UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2025

INNOVATION1 BIOTECH INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55852	82-2275255
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

169 Madison Ave, #15129

New York, NY 10016

(Address of principal executive offices and Zip Code)

(212) 292-3115

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2025, Innovation1 Biotech Inc. (the “Company”) appointed Samuel Knipper to serve as chief financial officer of the Company. Mr. Knipper, age 30, previously served as a senior associate at Calabrese Consulting, LLC, an accounting firm, from July 2021 to October 2023 where he was responsible for the preparation of financial statements and coordination of SEC filings for SPACs.  Since October 2023 he has served as a SEC reporting manager at the Brio Financial Group where he provides outsourced CFO services for SPACs, listed companies and operating companies.  Pursuant to a letter agreement executed by the Company on February 27, 2025, the Company shall pay Brio Financial Group a monthly fee of $8,500 and reimbursement for travel and out of pocket expenses for controller, accounting and financial reporting services. Brio Financial Group has designated Mr. Knipper as its lead manager for Brio Financial Group and the Company. The letter agreement may be terminated by either party upon 30 day notice.

The foregoing description of the letter agreement is qualified in its entirety by the full text of the letter agreement which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Brio Financial Group Letter Agreement executed February 27, 2025				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATION1 BIOTECH INC.

Dated: February 27, 2025	By:	/s/ Francis Knuettel II
	Name:	Francis Knuettel II
	Title:	Executive Chairman

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